               INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA

NUMBER:                                                    SHARES:
        -----------                                                -----------


                              GREAT PLAINS SOFTWARE, INC.

                   AUTHORIZED NUMBER OF SHARES, 100,000,000 COMMON
                  AUTHORIZED NUMBER OF SHARES, 30,000,000 PREFERRED




This certifies that _______________________________ is the owner and registered holder of ___________________________ Shares of

  Common Stock of Great Plains Software, Inc., of the par value of $.01 each,


transferable only on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

    IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the seal of the corporation this ______ day of _____________, A.D. 19___.


------------------------------------    --------------------------------------
Secretary                               President

For Value Received, ______ hereby sell, assign and transfer unto ______ _________________________________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint
_____________________________________ Attorney to transfer the said Shares on the Books of the within named Corporation with full power of substitution in the premises.

    Dated:_____________ 19 ____

IN PRESENCE OF


------------------------------------